Exhibit 99.1

NEWS RELEASE
COMPUWARE CORPORATION

Corporate Headquarters
One Campus Martius • Detroit, Michigan 48226
(313) 227-7300

For Immediate Release
July 23, 2009

Business Service Delivery Strategy, Application Performance Focus Boost Compuware Earnings Per Share to 21 Cents in Q1

•	EPS excluding restructuring costs leap nearly 70 percent year-over-year to 22 cents

•	Quality Solutions divestiture nets gain of $52.4 million

•	Software license fees of $40.5 million exceed analyst expectations

DETROIT--July 23, 2009--Compuware Corporation (NASDAQ: CPWR) today announced final financial results for its first quarter ended June 30, 2009.

Compuware reports first quarter revenues of $214.4 million, compared to $298.6 million in Q1 last year. First quarter earnings per share--before restructuring charges--were 22 cents, compared to 13 cents in Q1 last year, based upon 242.5 million and 261.1 million shares outstanding, respectively. On a GAAP basis, earnings per share were 21 cents compared to 13 cents last year.

First quarter net income--before restructuring charges--was $52.7 million compared to $35.2 million in the same period last year. On a GAAP basis, Compuware delivered net income of $51.1 million in Q1, compared to net income of $34.7 million in the same quarter last year.

During the company’s first quarter, software license fees were $40.5 million compared to $61.4 million in Q1 last year. Maintenance fees were $111.1 million in Q1 compared to $126.5 million in the first quarter last year. Revenue from professional services in the quarter was $62.7 million, compared to $110.6 million in the same quarter last year.

“Compuware produced a solid start to the year in Q1,” said Compuware President and Chief Operating Officer Bob Paul. “With improved year-over-year earnings, software license fees that exceeded expectations and a business model built to capitalize on our core solutions, Compuware is primed to meet its goals for increased profitability.”

First Quarter Fiscal Year 2009 Highlights

During the first quarter, Compuware:

•	achieved an important milestone in its Business Service Delivery strategy by completing an agreement for Micro Focus to acquire assets from Compuware’s Quality Solutions product line.

•
continued to strengthen its position as the global leader in application performance through new services, solutions--including the company’s flagship IT Service Management solution, Vantage 11--and partner programs that overcome the end-to-end application performance challenge, reduce costs and improve customer satisfaction.

Business Service Delivery Strategy, Application Performance Focus Boost Compuware Earnings Per Share to 21 Cents in Q1
July 23, 2009

•	announced that Compuware Vantage has a dominant share of the growing End User Experience monitoring market.

•	announced that Compuware Vantage’s End User Experience monitoring solution, received the Yphise Award for “Best End User Experience Monitoring”.

•	received, for the second consecutive year, a “General Motors 2008 Supplier of the Year” award for its significant contributions to GM’s global product and performance achievements.

•	unveiled a 12-month strategic roadmap for its IT Portfolio Management solution, Changepoint, focused on enhancing usability, easing implementation and ensuring user adoption.

•	announced that, based on completeness of vision and ability to execute, Gartner Inc. placed Compuware in the “leaders” quadrant of the “Magic Quadrant for IT Project and Portfolio Management” report.

•	announced that Changepoint, the company’s market-leading IT Portfolio Management solution, received the Yphise Award for “Best Application and Service Portfolio Governance.”

•	helped customers more effectively manage Agile development efforts by offering the Agile Accelerator, a pre-configured version of its market-leading IT portfolio management solution, Changepoint.

•
announced that its Covisint subsidiary signed a contract extension with Daimler AG to continue providing access to critical business information and applications for more than 50,000 of Daimler’s supplier users globally.

•
announced that its Covisint subsidiary signed an agreement with the American Medical Association to deploy an innovative health information exchange solution for its 240,000 member physicians and the physician population at large.

•	announced that its Covisint subsidiary has partnered with Michigan Association of Health Plans to improve collaboration between physicians and healthcare plans.

•	announced that its Covisint subsidiary was named a hosted Identity and Access Management (IAM) market share leader by independent analyst firm, Forrester Research, Inc.

•
announced that the Association of Medical Directors of Information Systems have joined forces to launch www.meaningfuluse.org, a collaborative web site that gives the HIT community a single, central location to collaborate and influence the definition of “meaningful use.”

•	achieved placement on IDG’s Computerworld list of the top workplaces for information technology professionals.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the financial information included in and following this press release uses non-GAAP measures for EPS, net income and revenue. The non-GAAP revenue disclosure provides information on total products commitments. Compuware management believes the non-GAAP financial information provided in this release is useful to investors’ understanding and assessment of Compuware’s ongoing core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in operating and evaluating its business and as such has determined that it is important to provide this information to investors. A reconciliation of non-GAAP to GAAP information is contained in the financial statements following this press release.

Business Service Delivery Strategy, Application Performance Focus Boost Compuware Earnings Per Share to 21 Cents in Q1
July 23, 2009

Compuware Corporation

Founded in 1973, Compuware provides software, experts and best practices to ensure applications work well and deliver business value. Our unique approach, Business Service Delivery, helps CIOs optimize end-to-end application performance for leading businesses around the world, including 46 of the top 50 Fortune 500 companies. Learn more at www.compuware.com.

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Conference Call Information

Compuware will host a conference call to discuss these results at 5:00 p.m. Eastern time (21:00 GMT) today. To join the conference call, interested parties from the United States should call 800-230-1092. For international access, the conference call number is +1-612-288-0337. No password is required.

A conference call replay will also be available. The United States replay number will be 800-475-6701, and the international replay number will be +1-320-365-3844. The replay passcode will be 104766. Additionally, investors can listen to the conference call via webcast by visiting the Compuware Corporation Investor Relations web site at http://www.compuware.com.

Press Contact

Lisa Elkin, Vice President, Marketing and Communications, +1-313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company’s future plans, objectives and expected performance, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company’s reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

COMPUWARE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	AS OF JUNE 30,
ASSETS
	2009	2008
CURRENT ASSETS:
Cash and cash equivalents	$390,680	$216,457
Investments		56,423
Accounts receivable, net	379,771	479,861
Deferred tax asset, net	41,231	45,806
Income taxes refundable	3,793	4,189
Prepaid expenses and other current assets	27,203	37,162
Total current assets	842,678	839,898

PROPERTY AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION AND AMORTIZATION	349,258	360,476

CAPITALIZED SOFTWARE, LESS ACCUMULATED AMORTIZATION	36,114	58,769

OTHER:
Accounts receivable	217,207	266,509
Deferred tax asset, net	32,493	35,520
Goodwill	341,841	356,026
Other	32,960	33,808
Total other assets	624,501	691,863

TOTAL ASSETS	$1,852,551	$1,951,006

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$24,101	$17,551
Accrued expenses	74,193	108,428
Income taxes payable	39,927	15,262
Deferred revenue	398,624	444,705
Total current liabilities	536,845	585,946

DEFERRED REVENUE	351,006	406,528

ACCRUED EXPENSES	28,214	18,526

DEFERRED TAX LIABILITY, NET	28,361	30,090
Total liabilities	944,426	1,041,090

SHAREHOLDERS' EQUITY:
Common stock	2,378	2,560
Additional paid-in capital	626,421	634,885
Retained earnings	279,951	252,430
Accumulated other comprehensive income (loss)	(625)	20,041
Total shareholders' equity	908,125	909,916

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,852,551	$1,951,006

COMPUWARE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)

	THREE MONTHS ENDED
	JUNE 30,

	2009	2008
REVENUES:
Software license fees	$40,546	$61,442
Maintenance fees	111,127	126,527
Professional services fees	62,715	110,619
Total revenues	214,388	298,588

OPERATING EXPENSES:
Cost of software license fees	3,949	6,090
Cost of maintenance fees	8,956	11,994
Cost of professional services	58,901	103,822
Technology development and support	21,482	22,570
Sales and marketing	53,148	61,327
Administrative and general	40,130	41,144
Restructuring costs	2,490	682
Gain on divestiture of product lines	(52,351)
Total operating expenses	136,705	247,629

INCOME FROM OPERATIONS	77,683	50,959

OTHER INCOME (EXPENSES)
Interest income	1,569	3,409
Other	(149)	(188)

OTHER INCOME, NET	1,420	3,221

INCOME BEFORE INCOME TAXES	79,103	54,180

INCOME TAX PROVISION	28,056	19,448

NET INCOME	$51,047	$34,732

DILUTED EPS COMPUTATION
Numerator: Net income	$51,047	$34,732
Denominator:
Weighted-average common shares outstanding	240,784	259,694
Dilutive effect of stock options	1,764	1,399
Total shares	242,548	261,093
Diluted EPS	$0.21	$0.13

COMPUWARE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	THREE MONTHS ENDED
	JUNE 30,
	2009	2008
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income	$51,047	$34,732
Adjustments to reconcile net income to cash provided by operations:
Gain on divestiture of product lines	(52,351)
Depreciation and amortization	10,378	13,463
Property and equipment impairment		662
Acquisition tax benefits	880	1,311
Stock award compensation	5,637	2,326
Deferred income taxes	1,017	1,751
Other	(10)	295
Net change in assets and liabilities, net of effects from divestiture and currency fluctuations:
Accounts receivable	119,957	34,044
Prepaid expenses and other current assets	14,521	12,212
Other assets	(2,339)	1,851
Accounts payable and accrued expenses	(23,061)	(42,527)
Deferred revenue	(64,745)	(22,649)
Income taxes	13,972	10,365
Net cash provided by operating activities	74,903	47,836

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
Purchase of:
Property and equipment	(1,674)	(2,384)
Capitalized software	(4,034)	(2,788)
Net proceeds from divestiture of product lines	64,992
Investment proceeds		13,856
Net cash provided by investing activities	59,284	8,684

CASH FLOWS USED IN FINANCING ACTIVITIES:
Net proceeds from exercise of stock options including excess tax benefits	1,628	1,397
Contribution to stock purchase plans	579	934
Repurchase of common stock	(32,305)	(58,891)
Net cash used in financing activities	(30,098)	(56,560)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	8,479	554

NET INCREASE IN CASH AND CASH EQUIVALENTS	112,568	514

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	278,112	215,943

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$390,680	$216,457

OPERATIONAL HIGHLIGHTS
(dollar amounts in thousands)

	QUARTER ENDED			QUARTER ENDED
	JUNE 30,	JUNE 30,	YR - YR	MARCH 31,	QTR - QTR
	2009	2008	% Change	2009	% Change
License Fees:
Distributed Product License Fees
Vantage	$9,358	$13,724	(31.8%)	$13,937	(32.9%)
Changepoint	1,316	3,104	(57.6%)	2,528	(47.9%)
Quality	8,154	6,177	32.0%	4,541	79.6%
Uniface	1,474	2,814	(47.6%)	3,287	(55.2%)
DevPartner	1,051	1,689	(37.8%)	1,069	(1.7%)
Total Distributed Product License Fees	21,353	27,508	(22.4%)	25,362	(15.8%)
Mainframe Product License Fees	19,193	33,934	(43.4%)	30,066	(36.2%)
Total License Fees	40,546	61,442	(34.0%)	55,428	(26.8%)

Maintenance Fees	111,127	126,527	(12.2%)	111,622	(0.4%)
Total Products Revenue	$151,673	$187,969	(19.3%)	$167,050	(9.2%)

Total Mainframe Products Revenue	$99,585	$122,458	(18.7%)	$109,836	(9.3%)
Total Distributed Products Revenue	$52,088	$65,511	(20.5%)	$57,214	(9.0%)

Total Products Revenue by Geography
North America	$80,608	$99,328	(18.8%)	$87,228	(7.6%)
International	$71,065	$88,641	(19.8%)	$79,822	(11.0%)

Product Releases
Mainframe	4	8	(50.0%)	5	(20.0%)
Distributed	7	4	75.0%	8	(12.5%)

Total Costs of Software Products	$87,535	$101,981	(14.2%)	$85,330	2.6%

Deferred license fees
Current	$55,961	$63,418	(11.8%)	$59,592	(6.1%)
Long-term	$47,323	$59,267	(20.2%)	$52,513	(9.9%)
Deferred during quarter	$10,679	$16,727	(36.2%)	$27,288	(60.9%)
Recognized during quarter	$24,385	$23,914	2.0%	$20,351	19.8%

Professional Services
Professional Services Revenue	$62,715	$110,619	(43.3%)	$86,305	(27.3%)
Contribution Margin	6.1%	6.1%		9.2%
Billable Headcount	1,650	2,980	(44.6%)	2,116	(22.0%)

Total Company Headcount	4,275	6,099	(29.9%)	5,006	(14.6%)

Total DSO	159.4	144.6		167.7
Total DSO (Billed)	58.4	67.0		83.4

COMPUWARE CORPORATION AND SUBSIDIARIES
PRODUCTS COMMITMENTS
(In Thousands)

	QUARTER ENDED
	JUNE 30,	JUNE 30,
	2009	2008

License revenue	$40,546	$61,442

Change in deferred license	(13,697)	(7,187)

License contracts entered into during period	26,849	54,255

Maintenance revenue	111,127	126,527

Change in deferred maintenance	(49,441)	(13,337)

Maintenance contracts & renewals entered into during period	61,686	113,190

Total products commitments during period	$88,535	$167,445

As Compuware continues to emphasize solution selling, deals are becoming more complex, increasing the likelihood that software transactions will be recognized ratably over the maintenance term. Therefore to understand the health of Compuware's software business, we believe it is important to also consider the amount of product commitments during the reported periods.

COMPUWARE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION
(In Thousands, Except Per Share Data)

	QUARTER ENDED
	JUNE 30,

Net income reconciliation:	2009	2008

GAAP net income	$51,047	$34,732

Restructuring costs, net of tax	1,607	437

Net income as adjusted	$52,654	$35,169

EPS reconciliation:

GAAP diluted EPS	$0.21	$0.13

Restructuring costs, net of tax	0.01

Diluted EPS as adjusted	$0.22	$0.13

Compuware undertook restructuring actions in FY09 and FY10.  Our non-GAAP disclosures exclude these charges, primarily employee termination benefits and facilities costs ( lease abandonments and property and equipment impairment).  We believe it is useful to exclude these costs when evaluating overall performance.